Exhibit (16)

POWER OF ATTORNEY

Each Undersigned Trustee and Officer of MassMutual Advantage Funds and MassMutual Premier Funds, does hereby severally constitute and appoint Andrew M. Goldberg, Jill Nareau Robert and Timothy W. Diggins, and each of them individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for him or her, and in his or her name, the Registration Statements on Form N-14, including pre-effective and post-effective amendments to said Registration Statements, in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of MassMutual Advantage Funds and MassMutual Premier Funds of the indicated series of Barings Funds Trust indicated below:

Selling Fund		Acquiring Fund
Barings Global Floating Rate Fund	Þ	MassMutual Global Floating Rate Fund
Barings Global Credit Income Opportunities Fund	Þ	MassMutual Global Credit Income Opportunities Fund
Barings Emerging Markets Debt Blended Total Return Fund	Þ	MassMutual Emerging Markets Debt Blended Total Return Fund
Barings Global Emerging Markets Equity Fund	Þ	MassMutual Global Emerging Markets Equity Fund
Barings U.S. High Yield Fund	Þ	MassMutual High Yield Fund
Barings Active Short Duration Bond Fund	Þ	MassMutual Short-Duration Bond Fund

This Power of Attorney authorizes each Attorney-in-Fact to file the Registration Statements with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said Attorneys-in-Fact or any of them may lawfully do or cause to be done by virtue thereof.

This Power of Attorney authorizes each Attorney-in-Fact to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 6th day of May, 2021.

/s/ Paul LaPiana	President and Chief Executive Officer
Paul LaPiana	(Principal Executive Officer)

/s/ Renee Hitchcock	Chief Financial Officer and Treasurer
Renee Hitchcock	(Principal Financial Officer)

/s/ R. Alan Hunter, Jr.	Chairperson and Trustee
R. Alan Hunter, Jr.

/s/ Allan W. Blair	Trustee
Allan W. Blair

/s/ Nabil N. El-Hage	Trustee
Nabil N. El-Hage

/s/ Michael R. Fanning	Trustee
Michael R. Fanning

/s/ Maria D. Furman	Trustee
Maria D. Furman

/s/ C. Ann Merrifield	Trustee
C. Ann Merrifield

/s/ Clifford M. Noreen	Trustee
Clifford M. Noreen

/s/ Susan B. Sweeney	Trustee
Susan B. Sweeney